Exhibit 99.2

Pine Chemicals
(A Business of Georgia-Pacific LLC)
Unaudited Combined Financial Statements
For the Nine Months Ended September 30, 2017 and 2016

Pine Chemicals
(A Business of Georgia-Pacific LLC)

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Combined Balance Sheets
As of September 30, 2017 and December 31, 2016
(Dollars in thousands)

	Notes	September 30, 2017	December 31, 2016
ASSETS		(unaudited)
Current assets:
Accounts receivable, net	Note 2	$14,301	$10,920
Inventories	Note 3	9,924	7,043
Other current assets	Note 4	2,400	2,119
Related party receivables	Note 8	334	674
Total current assets		26,959	20,756

Property, plant and equipment, net	Note 5	33,547	36,061
Other assets	Note 5	150	845
Total assets		$60,656	$57,662

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable		$2,346	$1,988
Other current liabilities		626	504
Related party payables	Note 8	4	10
Total current liabilities		2,976	2,502

Deferred income taxes	Note 6	11,545	12,281
Total liabilities		14,521	14,783

Parent company net investment		46,135	42,879

Total liabilities and parent company net investment		$60,656	$57,662

The accompanying notes are an integral part of these unaudited combined financial statements.

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Combined Statements of Operations
Nine Months Ended September 30, 2017 and 2016
(Dollars in thousands)

		Nine Months Ended
	Notes	September 30, 2017	September 30, 2016
		(unaudited)
Sales and operating revenues	Note 9	$76,256	$78,841

Costs and operating expenses
Cost of sales	Notes 7 and 10	58,342	63,427
Selling, general and administrative	Notes 1 and 8	5,219	5,026
Depreciation and amortization	Note 5	4,427	5,758
Total costs and operating expenses		67,988	74,211

Income from operations		8,268	4,630

Other loss, net		—	1

Income before taxes		8,268	4,629

Income tax expense	Note 6	2,845	1,523
Net income		$5,423	$3,106

The accompanying notes are an integral part of these unaudited combined financial statements.

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Combined Statements of Changes in Parent Company Net Investment
Nine Months Ended September 30, 2017 and 2016
(Dollars in thousands)

		Nine Months Ended
	Notes	September 30, 2017	September 30, 2016
		(unaudited)
Parent company net investment, beginning of period		$42,879	$50,441

Net income		5,423	3,106
Net transfer to Parent		(2,167)	(9,723)

Parent company net investment, end of period		$46,135	$43,824

The accompanying notes are an integral part of these unaudited combined financial statements.

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Combined Statements of Cash Flows
Nine Months Ended September 30, 2017 and 2016
(Dollars in thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016
	(unaudited)
Cash flows from operating activities:
Net income	$5,423	$3,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,427	5,758
Deferred tax (benefit)	(736)	(1,947)
(Gain)/loss on sale of property	44	1
Net change in operating assets and liabilities:
Accounts receivable	(3,041)	585
Inventories	(2,881)	5,444
Accounts payable	352	(1,804)
Other working capital	(160)	(103)
Turnaround expenditures	—	(23)
Net cash provided by operating activities	3,428	11,017
Cash flows from investing activities:
Capital expenditures	(1,261)	(1,294)
Net cash used in investing activities	(1,261)	(1,294)
Cash flows from financing activities:
Net transfers to Parent Company	(2,167)	(9,723)
Net cash used in financing activities	(2,167)	(9,723)
Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$—	$—

The accompanying notes are an integral part of these unaudited combined financial statements.

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Notes to the Unaudited Combined Financial Statements

NOTE 1. FORMATION AND BASIS OF PRESENTATION

Pine Chemicals (the "Business", "we", "us", or "our") is a wholly-owned business of Georgia-Pacific LLC, a Delaware limited liability company ("Georgia-Pacific" or the "Parent").

Description of the Business

The Business is part of the pine chemicals industry and primarily manufactures fractionated tall oil (crude tall oil ("CTO"), blends, and derivatives), dry oilfields emulsifier, and mining related products. The pine chemicals industry refers to the recovery and fractionation of bio-renewable products and co-products obtained primarily from trees of the genus Pinus, via the kraft pulping process or by the wounding or “chipping” of trees to collect the exudated oleoresin. From the kraft pulping process, CTO is obtained and fractionated into different streams. The fractionated products and co-products can be upgraded into components used in a variety of materials, including adhesives, paints and coating, inks, soaps and detergents, lubricants, fuel additives, tires, paving materials, and chewing gum.

The Pine Chemicals business consists of a CTO fractionation facility in Crossett, Arkansas, and further processes some of these products at separate thermosetting resin facilities in Crossett, Arkansas, Lufkin, Texas, and Beaver Creek, Michigan.

On August 22, 2017, Georgia-Pacific entered into a binding Asset Purchase Agreement with Ingevity Arkansas, LLC, which contemplates the purchase of substantially all of the assets primarily used in Georgia-Pacific's Pine Chemicals business ("Pine Chemicals" or "the Business"), including assets and facilities related to tall oil fractionation operations and the production or modification of tall oil fatty acids, tall oil rosins, rosin derivatives, and formulated products (excluding manufacturing operations or assets located at the thermosetting facilities).

Basis of Presentation and Consolidation

The accompanying unaudited combined financial statements of the Business have been prepared in accordance with United States ("US") generally accepted accounting principles ("GAAP") for interim financial reporting. Accordingly, they do not include all information and notes required by GAAP for complete financial statements. However, except as disclosed herein, there have been no material changes in information disclosed in the notes to the annual combined financial statements of the Business for the year ended December 31, 2016. The accompanying unaudited interim financial statements include all normal and recurring adjustments that are considered necessary for the fair presentation of the Business’s financial position, results of operations and cash flows, and should be read in conjunction with the audited financial statements and notes thereto for the period ended December 31, 2016. The

Business is an integrated business of Parent and is not a stand-alone entity. The accompanying unaudited combined financial statements have been derived from historical accounting records of Parent. The historical operating results and cash flows of the Business may not be indicative of what they would have been had we been a stand-alone entity, nor are they necessarily indicative of what our operating results and cash flows may be in the future.

Parent company net investment in our operations is shown in lieu of stockholders' equity in the unaudited combined financial statements. The unaudited combined financial statements of the Business include all of the assets, liabilities, revenue, expenses, and cash flows of the Pine Chemicals business, as well as expenses allocated deemed reasonable by management, to present the combined financial position, results of operations, statements of changes in Parent company net investment, and cash flows on a stand-alone basis. The unaudited combined financial statements only include assets and liabilities that are specifically identifiable or otherwise attributable to the Pine Chemicals business.

Preparation of the unaudited combined financial statements included making certain adjustments necessary to reflect all costs of doing business to present the historical records on a basis as if the Business had been a separate stand-alone entity. As a result, our combined statements of operations includes allocations of certain corporate costs from
Georgia-Pacific incurred on our behalf, as well as division costs from the Building Products and Chemicals divisions within Georgia-Pacific. Such costs that are specifically identifiable to us have been fully reflected in our combined statements of operations; the remaining corporate-level and division-level costs are being allocated to the Business using a number of allocation metrics including headcount, estimated percentage of time utilized by the Business, sales volume, and others. Corporate costs include finance and accounting, human resources, information technology, compliance, procurement, general counsel, and other costs. Division-level costs include sales and marketing, general and administrative, operations, research and development, engineering, finance and accounting, and other costs. We believe the methodologies applied for the allocation of these costs are reasonable.

The preparation of the unaudited combined financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited combined financial statements and related footnotes. Actual results could differ from those estimates.

Fixed assets which were deemed to be integral to the operation of the Business have been included within "Property, plant and equipment, net" in the accompanying combined balance sheets. Those assets which are shared with Parent and not necessarily integral to the operation of the Business have been excluded from the accompanying combined balance sheets, and a shared use charge has been recorded in "Cost of sales" in the accompanying combined statements of operations to reflect the Business's share of costs associated with using those assets (see Note 8).

Our employees participate in defined contribution plans and defined benefit plans (the "Plans") sponsored by Parent. These Plans have been accounted for by us as multi-employer plans in the accompanying unaudited combined financial statements as discussed in Note 8.

All significant intercompany accounts and transactions within the Pine Chemicals business have been eliminated in the accompanying unaudited combined financial statements.

Current and deferred income taxes and related tax expense have been determined based on our stand-alone results by applying Accounting Standards Codification ("ASC") 740, Income Taxes, to our operations as if we were a separate taxpayer (i.e., following the separate-return methodology). Additionally, current income taxes payable calculated by the Business in applying the separate return methodology for determining our income tax provision are deemed to have been remitted, in cash, to Parent in the period the related tax expense was recorded.

Parent uses a centralized approach to cash management and financing its operations. Accordingly, cash, cash equivalents, debt, and related interest expense resulting from transactions with Parent have not been reflected in the unaudited combined financial statements, as such transactions between Parent and the Business are accounted for through the Parent company net investment account (see Note 8 for further discussion).

Transactions between Parent and the Business are deemed to have been settled immediately through the Parent company net investment account. Specifically, all charges and allocations of cost for facilities, functions, and services performed by Parent have been deemed paid by the Business to Parent, in cash, in the period in which the cost was recorded in the combined statements of operations. We reflect all intercompany transactions with Parent as being settled at the time of the transaction in the combined statements of cash flows.

Recent Accounting Pronouncements

Adopted Pronouncements

In December 2016, the FASB issued amendments to make minor corrections and minor improvements to the Accounting Standards Codification that are not expected to have a significant effect on current accounting practice. The amendments cover a wide range of topics in the Codification and include amendments related to differences between original guidance and the Accounting Standards Codification; guidance clarification and reference corrections; simplification and streamlining the Accounting Standards Codification; and minor improvements. These amendments were effective upon issuance. The guidance did not have a significant impact on the unaudited combined financial statements.

In July 2015, the FASB issued guidance that requires an entity to measure inventory that is measured using first-in, first-out ("FIFO") or average cost at the lower of cost and net realizable value. Subsequent measurement is unchanged for inventory measured using last-in, first-out ("LIFO") or the retail inventory method. This guidance is effective for annual and interim reporting periods beginning after December 15, 2016. The guidance did not have a material impact on the unaudited combined financial statements.

In August 2014, the FASB issued guidance to incorporate into US GAAP a requirement that management evaluate whether there are conditions and events that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the unaudited combined financial statements are available to be issued. Historically, the requirement to perform a going concern evaluation existed only in auditing standards. The new requirements are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. The guidance did not have a significant impact on the unaudited combined financial statements.

Pronouncements Not Yet Adopted

In October 2016, the FASB issued guidance that amends current guidance by requiring that entities recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The guidance is effective for annual and interim reporting periods beginning after December 15, 2017. Early adoption is permitted. The guidance is not expected to have a material impact on the unaudited combined financial statements.

In February 2016, the FASB issued guidance requiring lessees to recognize assets and liabilities for most leases and change certain aspects of today's lessor accounting, among other things. The guidance is effective retrospectively for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. The Business is currently evaluating the impact of adopting the new standard.

In May 2014, the FASB issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under US GAAP. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration which the company expects to be entitled to in exchange for those goods and services. The new revenue standard may be applied retrospectively with the cumulative affect recognized as an adjustment to the opening balance of Net Parent Investment ("modified retrospective" application). The guidance is effective for annual and interim reporting periods beginning after December 15, 2017. The Business anticipates adopting this standard effective January 1, 2018. We have begun our initial assessment of the impact that ASU 2014-09 and subsequent amendments will have on our unaudited combined financial statements and related disclosures. Based upon the results of our initial assessment thus far, we have tentatively decided to adopt this new standard under the modified retrospective approach. We are still evaluating the impact to our financial statements and disclosures.

NOTE 2. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following as of September 30, 2017 and December 31, 2016 (in thousands):

	September 30, 2017	December 31, 2016
	(unaudited)
Accounts receivable	$14,606	$11,122
Allowance for doubtful accounts	(305)	(202)
Total accounts receivable, net	$14,301	$10,920

The Business believes that the carrying amounts of accounts receivable approximate fair value due to their short-term maturities.

An allowance for doubtful accounts has been established based on the Business's collection experience and its assessment of the collectability of specific accounts. The Business evaluates the collectability of accounts based on a combination of factors. The allowance is adjusted when the Business becomes aware of changes in a specific customer's ability to meet its financial obligations or as a result of changes in the overall aging of accounts receivable.

Concentration of Credit Risk

Our top ten external customers accounted for 57% of sales for the nine months ended September 30, 2017, two of which individually accounted for 13% and 11% of sales, respectively. These same customers accounted for 11% and 19% of the Business's accounts receivable balance as of September 30, 2017, respectively. If any one of the Business’s significant customers reduces, delays, or cancels substantial orders for any reason, the Business’s results of operations could be negatively affected, particularly for the period in which the delay or cancellation occurs.

Our top ten external customers accounted for 57% of sales for the nine months ended September 30, 2016, two of which individually accounted for 21% and 3% of sales, respectively. These same customers accounted for 16% and 14% of the Business's accounts receivable balance as of December 31, 2016, respectively. If any one of the Business’s significant customers reduces, delays, or cancels substantial orders for any reason, the Business’s results of operations could be negatively affected, particularly for the period in which the delay or cancellation occurs.

NOTE 3. INVENTORIES

Inventories are valued at the lower of cost or market (“LCM”) and are summarized as follows as of September 30, 2017 and December 31, 2016 (in thousands):

	September 30, 2017	December 31, 2016
	(unaudited)
Finished goods	$7,223	$5,487
Raw materials	1,629	2,151
Supplies	387	438
LIFO reserve	685	(1,033)
Total inventories	$9,924	$7,043

Inventory Valuation

Inventory values include the costs of materials, labor, and manufacturing overhead. The last-in, first-out ("LIFO") method was used to determine the cost of substantially all inventories as of September 30, 2017 and December 31, 2016. The cost of other inventories are determined using the first-in, first-out method or weighted-average cost.

NOTE 4. STOREROOM SUPPLIES

Storeroom supplies represent equipment spare parts used at the Business’s manufacturing locations. These supplies are valued using weighted-average cost and are expensed when consumed. Storeroom supplies are classified as current assets, as they exist for usage in current operations. Total storeroom supplies included in “Other current assets” in the accompanying combined balance sheets were $2,092 thousand and $2,043 thousand as of September 30, 2017 and December 31, 2016, respectively.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

Major classes of property, plant, and equipment consisted of the following as of September 30, 2017 and December 31, 2016 (in thousands):

	Estimated Useful Life	September 30, 2017	December 31, 2016
	(in years)	(unaudited)

Machinery and equipment	3 – 20	$73,128	$71,000
Buildings	20 – 45	3,021	2,805
Land and improvements	15 – 30	195	195
Construction in progress		208	1,500
Property, plant and equipment, at cost		76,552	75,500
Accumulated depreciation		(43,005)	(39,439)
Property, plant and equipment, net		$33,547	$36,061

Replacements of major units of property are capitalized, and the replaced properties are retired.

Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Depreciation expense was $3,732 thousand and $3,549 thousand for the nine months ended September 30, 2017 and 2016, respectively. Upon retirement or disposition of assets, cost and accumulated depreciation are removed from the related accounts and any gain or loss is included in “Other loss, net” in the accompanying combined statements of operations.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing net book value to projected future undiscounted cash flows. If undiscounted net cash flows are less than the net book value, the recognized impairment is measured by the excess net book value over fair value. Fair values are based upon appraisals or estimates of discounted future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Business recorded no impairments of property, plant and equipment during the nine months ended September 30, 2017 or 2016.

The Business accounts for planned major maintenance activities (“turnaround”) that restore the service potential of an asset using the deferral method. Under this method, the actual cost of each turnaround is capitalized and amortized to the next turnaround. As of September 30, 2017 and December 31, 2016, a noncurrent asset representing the unamortized asset components of turnaround was recorded in “Other assets” in the accompanying combined balance sheets of $150 thousand and $845 thousand, respectively. Amortization expense related to turnaround was $695 thousand and $2,209 thousand for the nine months ended September 30, 2017 and 2016, respectively, and has been recorded in “Depreciation and amortization” in the accompanying combined statements of operations. Replacements of minor components of property and all other repair and maintenance costs are expensed as incurred.

NOTE 6. INCOME TAXES

For the nine months ended September 30, 2017, the Company recorded income tax expense of $2,845 thousand on pre-tax book income of $8,268 thousand, resulting in an effective tax rate for the nine months ended September 30, 2017 of approximately 34.4%.

For the nine months ended September 30, 2016, the Company recorded income tax expense of $1,523 thousand on pre-tax income of $4,629 thousand, resulting in an effective tax rate for the nine months ended September 30, 2016 of approximately 32.9%.

The difference between the effective tax rate and the federal statutory rate of 35% for both the nine months ended September 30, 2017 and 2016 primarily relates to state and local income taxes, the tax effect of certain statutory non-deductible items and the domestic manufacturing tax deduction, and the impact of graduated U.S. tax rates.

The Business continually reviews the adequacy of the valuation allowance and recognizes the benefits of deferred tax assets only as the reassessment indicates that it is more likely than not that the deferred tax assets will be recognized in accordance with ASC Topic 740, Income Taxes ("ASC 740"). As of September 30, 2017, the Business has determined that its deferred tax assets are more likely than not to be realized and no valuation allowance has been recorded.

The Business has determined that all positions meet the more likely than not recognition threshold under ASC 740-10 and therefore it has no unrecognized tax benefits. The Business's policy is to recognize an estimate of potential interest and penalties related to liabilities for unrecognized tax benefits in the provisions for domestic and foreign income taxes.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Leases

Total rental expense, all of which is included in "Cost of sales" in the accompanying combined statements of operations, was approximately $2,754 thousand and $2,075 thousand for the nine months ended September 30, 2017 and 2016, respectively, which includes the amount attributable to certain assets leased by the Chemical division (see Note 8).

NOTE 8. RELATED-PARTY TRANSACTIONS

Historically, the Pine Chemicals business has been managed and operated in the normal course of business with other businesses of Parent. Accordingly, certain shared costs have been allocated to Pine Chemicals and reflected as expenses in the accompanying unaudited combined financial statements. Management of Parent and Pine Chemicals consider the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expense attributable to Pine Chemicals for purposes of the unaudited combined financial statements; however, the expenses reflected in the unaudited combined financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if Pine Chemicals historically operated as a separate, standalone business. In addition, the expenses reflected in the unaudited combined financial statements may not be indicative of related expenses that will be incurred in the future by Pine Chemicals.

(a) Cash Management and Financing

Pine Chemicals participates in Parent's centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems that are operated by Parent. Cash receipts are transferred to centralized accounts, also maintained by Parent. As cash is disbursed and received by Parent, it is accounted for by Pine Chemicals through Parent company net investment account. All obligations are financed by Parent and financing decisions for wholly- and majority-owned operations are determined by central Parent treasury operations. As a result, all principal and interest remains with Parent.

(b) Allocated Cost

The allocated corporate-, segment-, and division-level costs included in "Cost of sales" and "Selling, general, and administrative" in the accompanying combined statements of operations were as follows for the nine months ended September 30 (in thousands):

	Nine Months Ended
	September 30, 2017	September 30, 2016
	(unaudited)
Corporate and building products segment costs	$1,841	$2,277
Chemical division costs	5,525	5,471
Total Allocated Costs	$7,366	$7,748

Parent shares certain fixed assets with the Business that are operated at the manufacturing locations, as well as other administrative sites. The Business recognized charges for the use of such assets of $219 thousand and $235 thousand for the nine months ended September 30, 2017 and 2016, respectively. These charges are reflected in "Cost of sales" in the accompanying combined statements of operations.

Research and development costs of $1,155 thousand and $1,458 thousand for the nine months ended September 30, 2017 and 2016, respectively, were included within "Selling, general, and administrative" in the accompanying combined statements of operations. These costs are a component of the "Chemical division costs".

The Business recognized charges for the use of certain assets leased by the Chemical division of $2,732 thousand and $2,023 thousand for the nine months ended September 30, 2017 and 2016, respectively. These charges are reflected in "Cost of sales" in the accompanying combined statements of operations.

(c) Related-Party Sales and Purchases

Parent

Throughout the periods covered by the accompanying unaudited combined financial statements, we purchased a majority of our raw materials (primarily by-products created as part of the manufacturing process) from non-Pine Chemicals Parent facilities. These purchases of by-products were based on transfer prices in existence at the time and may or may not reflect the market value of the products. These purchases totaled $29,201 thousand and $32,372 thousand for the nine months ended September 30, 2017 and 2016, respectively, which are included in "Cost of sales" in the accompanying combined statements of operations.

We also sold finished goods to non-Pine Chemicals Parent facilities, which consisted of fractionated products. Related-party sales to certain Parent facilities totaled $587 thousand and $579 thousand for the nine months ended September 30, 2017 and 2016, respectively, which are included in "Sales and operating revenues" in the accompanying combined statements of operations.

Koch

From time to time, the Business purchases raw materials from various subsidiaries of Koch. The Business's purchases from Koch were $286 thousand and $448 thousand for the nine months ended September 30, 2017 and 2016, respectively, which are noted within "Cost of sales" in the accompanying combined statements of operations. The payables due as a result of these purchases were $4 thousand and $10 thousand as of September 30, 2017 and December 31, 2016, respectively, which are included in "Related party payables" in the accompanying combined balance sheets.

The Business sells products to various subsidiaries of Koch. The Business’s sales to Koch were $2,049 thousand and $2,085 thousand for the nine months ended September 30, 2017 and 2016, respectively, which are noted within "Sales and operating revenues" in the accompanying combined statements of operations. The receivables due from Koch as a result of these purchases were $334 thousand and $674 thousand as of September 30, 2017 and December 31, 2016, respectively, which are included in "Related party receivables" in the accompanying combined balance sheets.

(d) Defined Benefit Pension Plans

Parent sponsors two U.S. noncontributory defined benefit pension plans in which employees of the Business participate: one covering salaried employees and the other covering hourly employees. Salaried employees and non-union hourly employees who are eligible for salaried benefits hired after January 1, 2006 do not participate in the salaried pension plan but receive additional benefits through Parent's defined contribution plan (see section "(e) Defined Contribution Plans" below). Salaried employees and non-union hourly employees who are eligible for salaried benefits hired before January 1, 2006 continue to accrue benefits under the salaried pension plan. Benefits under this plan primarily accumulate based upon compensation and age. Benefits under the noncontributory defined benefit pension plan for hourly employees primarily accumulate based upon years of service.

These plans are accounted for as multi-employer benefits plans in the accompanying unaudited combined financial statements and, accordingly, the accompanying combined balance sheets do not reflect any assets or liabilities related to these plans. Our combined statements of operations include expense allocations for these benefits. All funding requirements have been made by Parent. As discussed in Note 1, transactions between Parent and the Business are deemed to have been settled immediately through Parent company net investment account.

Pension expense related to these plans was $284 thousand and $158 thousand for the nine months ended September 30, 2017 and 2016, respectively.

(e) Defined Contribution Plans

Parent sponsors two qualified defined contribution plans to provide eligible employees with additional income upon retirement. Salaried employees and non-union hourly employees who are eligible for salaried benefits hired on or after January 1, 2006 receive an additional contribution to the salaried defined contribution plan instead of participating in the defined benefit pension plan. Parent's contributions to the plans are based on employee contributions and compensation. Contributions for employees of the Business were $102 thousand and $147 thousand for the nine months ended September 30, 2017 and 2016, respectively.

NOTE 9. SALES AND OPERATING REVENUES

Revenue Recognition

The Business recognizes revenue when the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the Business’s price to the buyer is fixed and determinable, and collectability is reasonably assured. Delivery is not considered to have occurred until the customer takes title and assumes the risks and rewards of ownership. The timing of revenue recognition is largely dependent on shipping terms. Revenue is recorded at the time of shipment for terms designated free on board (“f.o.b.”) shipping point, where the Business does not bear the risk of loss during shipment. For sales transactions designated f.o.b. destination and other shipments where the Business bears the risk of loss during shipment, revenue is recorded when the product is delivered to the customer’s delivery site. Revenue is recognized net of discounts and allowances, which are comprised of trade allowances, cash discounts and sales returns. Reserves for cash discounts, trade allowances, credit losses and sales returns are estimated using historical experience.

NOTE 10. COST OF SALES

Cost of sales consists primarily of raw materials, freight, manufacturing costs (fixed costs, variable costs, energy and utilities costs), and maintenance expenses. Fixed costs include operating employee wages, supplies, contracted services, and other miscellaneous costs necessary to operate and maintain the manufacturing facilities.

Shipping and Handling Costs

Shipping and handling costs are included within “Cost of sales” in the accompanying combined statements of operations.

NOTE 11. SUBSEQUENT EVENTS

In preparing the unaudited combined financial statements, the Business has evaluated the events and transactions that occurred from January 1, 2017 to November 14, 2017, the date these financial statements were issued.